Exhibit 10.1

INDEMNIFICATION AGREEMENT

     THIS INDEMNIFICATION AGREEMENT (the “Agreement”) dated as of [date], between Alliance Data Systems Corporation, a Delaware corporation (the “Corporation”), and the undersigned director or officer of the Corporation (“Indemnitee”, and together with all other directors and officers of the Corporation from time to time party to a similar Indemnification Agreement, “Indemnitees”).

RECITALS:

     A. The Corporation has adopted a Certificate of Incorporation (the “Certificate”) and Bylaws (the “Bylaws”) providing for indemnification of the Corporation’s directors and officers to the maximum extent authorized by the Delaware General Corporation Law, as may be applicable from time to time, or any change in such law after the date hereof, but only to the extent that such subsequent change permits the Corporation to provide broader indemnification rights (“Delaware Law”).

     B. The Certificate, Bylaws and Delaware Law contemplate that contracts and insurance policies may be entered into with respect to indemnification of directors and officers.

     C. The Corporation has purchased and presently maintains a policy or policies of directors’ and officers’ liabilities insurance (“D&O Insurance”) covering certain liabilities that may be incurred by the Corporation’s directors and officers in the performance of their services to the Corporation.

     D. The general availability of D&O Insurance covering certain liabilities that may be incurred by the Corporation’s directors and officers in the performance of their services to the Corporation and the applicability, amendment and enforcement of statutory and bylaw provisions have raised questions concerning the adequacy and reliability of the protection afforded directors and officers.

     E. It is reasonable, prudent and necessary for the Corporation to obligate itself contractually to indemnify Indemnitee so that he will serve or continue to serve the Corporation free from undue concern that he will not be adequately protected.

     F. Indemnitee is willing to serve, continue to serve and to take on additional service for or on behalf of the Corporation on condition that he be so indemnified.

STATEMENT OF AGREEMENT:

     NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the Corporation and Indemnitee do hereby covenant and agree as follows:

          1. Definitions. As used in this Agreement,

     (a) The term “Proceeding” shall include any threatened, pending or completed action, suit, inquiry or proceeding, whether brought by or in the right of the Corporation or otherwise and whether of a civil, criminal, administrative or investigative nature, in which Indemnitee was, is or will be involved as a party, as a witness or otherwise, by reason of the fact that Indemnitee is or was a director, officer, employee or agent of the Corporation, by reason of any action taken by him or of any inaction on his part while acting as a director, officer, employee or agent or by reason of the fact that he is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, limited liability company or other enterprise; in each case whether or not he is acting or serving in any such capacity at the time any liability or expense is incurred for which indemnification or reimbursement can be provided under this Agreement; provided that any such action, suit or proceeding which is brought by Indemnitee against that Corporation or directors or officers of the Corporation, other than an action brought by Indemnitee to enforce his rights under this Agreement, shall not be deemed a Proceeding without prior approval by a majority of the Board of Directors of the Corporation.

     (b) The term “Expenses” shall include, without limitation, any judgments, fines and penalties against Indemnitee actually incurred by Indemnitee in connection with a Proceeding; amounts actually and reasonably paid by Indemnitee in settlement of a Proceeding; and all attorneys’ fees and disbursements, accountants’ fees, private investigation fees and disbursements, retainers, court costs, transcript costs, fees of experts, fees and expenses of witnesses, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses reasonably incurred by or for Indemnitee in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in a Proceeding or establishing Indemnitee’s right of entitlement to indemnification for any of the foregoing.

     (c) References to “other enterprise” shall include employee benefit plans; references to “Fines” shall include any excise tax assessed with respect to any employee benefit plan; references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interest of the Corporation” as referred to in this Agreement.

     (d) The term “substantiating documentation” shall mean copies of bills or invoices for costs incurred by or for Indemnitee, or copies of court or agency orders or decrees or settlement agreements, as the case may be, accompanied by a sworn statement from Indemnitee that such bills, invoices, court or agency orders or decrees or settlement agreements, represent costs or liabilities meeting the definition of Expenses herein.

          2. Indemnity of Director or Officer. The Corporation hereby agrees to hold harmless and indemnify Indemnitee to the fullest extent authorized or permitted by the provisions of Delaware Law, or by any amendment thereof, to the extent such amendment permits the Corporation to provide broader indemnification rights, or by other statutory provisions authorizing or permitting such indemnification adopted after the date hereof.

     (a) The Corporation shall indemnify, to the maximum extent permitted by Delaware Law, Indemnitee who was or is a party or is threatened to be made a party to any Proceeding, by reason of the fact that Indemnitee is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against Expenses. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, have reasonable cause to believe that his or her conduct was unlawful.

     (b) The Corporation shall not be liable under this Agreement to make any payments for damages or judgments:

(i)	with respect to which payment is actually made to Indemnitee under a valid and collectible insurance policy, except in respect of any excess beyond the amount of payment under such insurance;

(ii)	based upon or attributable to Indemnitee gaining in fact any personal profit or advantage to which he was not legally entitled;

(iii)	with respect to an accounting of profits made from the purchase or sale by Indemnitee of securities of the Corporation within the meaning of Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any state statutory law or common law; or

(v)	arising out of or contributed to by the dishonesty of Indemnitee seeking payment hereunder; however, notwithstanding the foregoing, Indemnitee shall be protected under this Agreement as to any claims upon which suit may be brought against him by reason of any alleged dishonesty on his part, unless a judgment or other final adjudication thereof adverse to Indemnitee shall establish that he committed acts of active and deliberate dishonesty with actual dishonest purpose and intent, which acts were material to the cause of action so adjudicated.

          3. Choice of Counsel. If Indemnitee is not an officer of the Corporation, he, together with the other directors who are not officers of the Corporation (the “Outside Directors”), shall be entitled to employ, and be reimbursed for the fees and disbursements of, counsel separate from that chosen by Indemnitees who are officers of the Corporation. The principal counsel for the Outside Directors (“Principal Counsel”) shall be determined by majority vote of the Outside Directors, and the Principal Counsel for the Indemnitees who are not Outside Directors (“Separate Counsel”) shall be determined by majority vote of such Indemnitees. The obligation of the Corporation to reimburse Indemnitee for the fees and disbursements of counsel hereunder shall not extend to the fees and disbursements of any counsel employed by Indemnitee other than Principal Counsel or Separate Counsel, as the case may be, unless, in the opinion of other counsel for Indemnitee, concurred with by Principal Counsel or Separate Counsel, as the case may be, Indemnitee may have defenses available to him that are in addition to or different from those of the other Indemnitees such that there is a substantial possibility that Principal Counsel or Separate Counsel, as the case may be, will have a conflict of interest in representing Indemnitee.

          4. Advances of Expenses. Expenses (other than judgments, penalties, fines and settlements) incurred by Indemnitee shall be paid by the Corporation, in advance of the final disposition of the Proceeding, within 21 days after receipt of Indemnitee’s written request accompanied by substantiating documentation and Indemnitee’s undertaking to repay such amount to the extent it is ultimately determined that Indemnitee is not entitled to indemnification. No objections based on or involving the question whether such charges meet the definition of Expenses, including any question regarding the reasonableness of such Expenses, shall be grounds for failure to advance to Indemnitee, or to reimburse Indemnitee for, the amount claimed within such 21-day period, and the undertaking of Indemnitee set forth in Section 6 to repay any such amount to the extent it is ultimately determined that Indemnitee is not entitled to indemnification shall be deemed to include an undertaking to repay any such amounts determined not to have met such definition.

          5. Right of Indemnitee to Indemnification Upon Application; Procedure Upon Application. Any indemnification under this Agreement, other than pursuant to Section 4, shall be made no later than 45 days after receipt by the Corporation of the written request of Indemnitee, accompanied by substantiating documentation. The right to indemnification or advances as provided by this Agreement shall be enforceable by Indemnitee in any court of competent jurisdiction. The burden of proving that indemnification is not appropriate shall be on the Corporation.

          6. Undertaking by Indemnitee. Indemnitee hereby undertakes to repay to the Corporation any advances of Expenses pursuant to Section 4 to the extent that it is ultimately determined that Indemnitee is not entitled to indemnification.

          7. Indemnification Hereunder Not Exclusive. The indemnification and advancement of expenses provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may be entitled under the Certificate, the Bylaws, Delaware Law, D&O Insurance, any agreement, or otherwise, both as to actions in his official capacity and as to actions in another capacity while holding such office. However, Indemnitee shall reimburse the Corporation for amounts paid to him pursuant to such other rights to the extent such payments duplicate any payments received pursuant to this Agreement.

          8. Continuation of Indemnity. All agreements and obligations of the Corporation contained herein shall continue during the period Indemnitee is a director or officer of the Corporation (or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, limited liability company or other enterprise) and shall continue thereafter so long as Indemnitee shall be subject to any possible Proceeding.

          9. Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Corporation for some or a portion of Expenses, but not, however, for the total amount thereof, the Corporation shall nevertheless indemnify Indemnitee for the portion of such Expenses to which Indemnitee is entitled.

          10. Settlement of Claims. The Corporation shall not be liable to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any Proceeding effected without the Corporation’s written consent. The Corporation shall not settle any Proceeding in any manner which would impose any penalty or limitation on Indemnitee without Indemnitee’s written consent. Neither the Corporation nor Indemnitee will unreasonably withhold or condition their consent to any proposed settlement. The Corporation shall not be liable to indemnify Indemnitee under this Agreement with regard to any judicial award if the Corporation was not given a reasonable and timely opportunity, at its expense, to participate in the defense of such action.

          11. Enforcement.

     (a) The Corporation expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on the Corporation hereby in order to induce Indemnitee to serve as a director or officer of the Corporation, and acknowledges that Indemnitee is relying upon this Agreement in continuing as a director or officer.

     (b) In the event Indemnitee is required to bring any action or other proceeding to enforce rights or to collect monies due under this Agreement and is successful in such action, the Corporation shall reimburse Indemnitee for all of Indemnitee’s Expenses in bringing and pursuing such action.

     (c) The determination of (i) the rights of Indemnitee to indemnification and advancement of expenses hereunder, (ii) standard of conduct, and (iii) evaluation of the reasonableness of amounts claimed by Indemnitee shall be made by the independent, disinterested members of the Corporation’s Board of Directors, or if there are no such independent, disinterested directors, or if such independent, disinterested directors so direct, by independent legal counsel in a written opinion.

          12. Governing Law; Binding Effect; Amendment and Termination.

     (a) THIS AGREEMENT SHALL BE INTERPRETED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW PROVISION OR RULE.

     (b) This Agreement shall be binding upon the Corporation, its successors and assigns, and shall inure to the benefit of Indemnitee, his or her heirs, and personal representatives and to the benefit of the Corporation, its successors and assigns.

     (c) No amendment, modification, termination or cancellation of this Agreement shall be effective unless in writing signed by the Corporation and Indemnitee.

          13. Severability. If any provision of this Agreement shall be held to be invalid, illegal or unenforceable (a) the validity, legality and enforceability of the remaining provisions of this Agreement shall not be in any way affected or impaired thereby, and (b) to the fullest extent possible, the provisions of this Agreement shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable. Each section of this Agreement is a separate and independent portion of this Agreement. If the indemnification to which Indemnitee is entitled with respect to any aspect of any claim varies between two or more sections of this Agreement, that section providing the most comprehensive indemnification shall apply.

          14. Notice. Notice to the Corporation shall be directed to Alliance Data Systems Corporation, 17655 Waterview Parkway, Dallas, Texas 75252, Attention: General Counsel. Notice to Indemnitee shall be directed to the address set forth under his signature hereto. The foregoing addresses may be changed from time to time by the addressee upon written notice to the other party. Notice shall be deemed received three days after the date postmarked if sent by prepaid mail, properly addressed.

[SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the day and year first above written.

ALLIANCE DATA SYSTEMS CORPORATION
By:
	Name:	Alan M. Utay
	Title:	Executive Vice President

INDEMNITEE

Name:
Address: